Exhibit 10.17

THIS SECURED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAS NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION OF THIS NOTE MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

GLOO HOLDINGS, LLC

SECURED PROMISSORY NOTE

$_______________.00 [_________ __], 2025

FOR VALUE RECEIVED, Gloo Holdings, LLC, a Delaware limited liability company (the “Company”), unconditionally promises to pay to the order of _______________ or [his, her or its] permitted assigns (the “Holder”) the principal sum of $___________.00 together with all accrued and unpaid interest (the “Outstanding Loan Amount”) as set forth in this Secured Promissory Note (the “Note”). Interest shall commence upon receipt of proceeds and shall continue on the outstanding principal balance hereof until paid in full. The principal balance of this Note together with the accrued interest thereon shall be due and payable on the dates and in the manner set forth below.

This Note is one of the secured promissory notes (collectively, the “Notes”) referred to in, and is executed and delivered in connection with, that certain Amended and Restated Note Purchase Agreement, dated as of June 23, 2025 (as the same may from time to time be amended, modified or supplemented or restated, the “Purchase Agreement”) executed by the Company and the purchasers named therein, including the Holder (the “Purchasers”). Additional rights and obligations of the Holder are set forth in the Purchase Agreement. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

1. Maturity; Extensions; Payments; Prepayment; Waiver of Presentment.

(a) Maturity Date. At any time on or after April 23, 2027 (the “Maturity Date”), if this Note has not been paid in full, the Holder may elect to either (i) demand, upon thirty (30) days’ written notice to the Company, payment of the entire outstanding principal balance of this Note together with all accrued and unpaid interest thereon or (ii) continue to hold the Note and interest shall continue to accrue on the unpaid principal balance hereof until such time when this Note is paid in full.

(b) Payments. Interest on the Outstanding Loan Amount shall accrue from the date hereof until the Notes are repaid in full at an interest rate per annum equal to 1-Month SOFR plus 8.00% (the “Accrual Rate”), accruing on a daily basis. For purposes hereof, “1-Month SOFR” shall be the greater of (i) 1% and (ii) the forward-looking term rate for a 1-month term based on the secured overnight financing rate on the first business day of each calendar quarter, that has been selected or recommended by the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto (and as published on any publicly available source or website that Holder may select in its discretion). Such interest shall be paid quarterly in arrears (each such date, an “Interest Payment Date”), as follows: (a) in cash to the Holder (“Cash Interest”) at a fixed rate of 8.00% per annum (the “Cash Interest Rate”), and (b) by increasing the outstanding principal amount of this Note by an amount (the “PIK Interest”) equal to the difference between (i) interest accruing at the Accrual Rate and (ii) interest accruing at the Cash Pay Interest Rate for such quarterly period. Any interest due on an Interest Payment Date that is not paid by the Company as Cash Interest on such Interest Payment Date shall be deemed paid as PIK Interest with no further action required on the part of the Company. Following an increase in the Outstanding Loan Amount as a result of PIK Interest, this Note shall bear interest on such increased Outstanding Loan Amount from and after the date of such Interest Payment Date. Any payment of interest due and payable on an Interest Payment Date that is not a business day shall be due and payable on the first business day occurring after such Interest Payment Date and interest shall continue to accrue on the principal amount of this Note until, and shall be due and payable on, such business day. Company shall pay the principal of and the accrued and unpaid interest on the Note in cash in full on the Maturity Date, or such later date when the obligations of this Note become due and payable pursuant to Section 1(a) above. All payments of principal and interest (for the avoidance of doubt, as and when payable in cash) shall be in lawful money of the United States of America and shall be payable at the address of the Holder set forth herein, unless another place of payment shall be specified in writing by the Holder. All cash payments with respect to this Note shall be applied first to any fees or expenses due to the Holder arising hereunder, second to accrued Cash Interest (including any interest that accrues after the commencement of a proceeding by or against the Company under Title 11 of the United States Code), and third to the outstanding principal balance hereof (including any principal resulting from PIK Interest). If any payment on this Note becomes due on a Saturday, Sunday or a public holiday under the laws of the State of Delaware, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment.

(c) Prepayment. This Note may be prepaid, in whole or in part, by the Company at any time prior to the Maturity Date and from time to time without the consent of the Holder and without penalty provided that, prior to any prepayment, the Company shall provide at least fifteen (15) days prior written notice.

(d) Waiver. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

2. Corporate Transaction. Other than with respect to (x) a Qualified IPO or (y) a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in each case, undertaken in connection with the Gloo Holdings IPO, in the event that (i) the Company enters into an agreement pertaining to or consummates (in each case, including by way of a division or plan of division under Delaware law or any comparable event under a different jurisdiction’s laws) (a) a sale, lease or other disposition of all or substantially all of its assets or (b) a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the equity holders of the Company immediately prior to such consolidation, merger or reorganization own less than 50% of the voting power of the surviving entity immediately after such consolidation, merger or reorganization or, if the surviving or resulting entity is a wholly owned subsidiary of another entity immediately following such merger or consolidation, the parent entity of such surviving or resulting entity (each such event being referred to herein as a “Corporate Transaction”), and (ii) the Note has not been paid in full, then, before any distribution or payment is made to the holders of equity securities of the Company, the Required Purchasers may require that the Company pay to Holder an amount equal to the principal balance of the Note then outstanding, plus unpaid accrued interest thereon through the date of such Corporate Transaction.

3. Security Interest. The full amount of this Note is secured by the “Collateral” identified and described as security therefor in that certain Amended and Restated Security Agreement executed by and delivered by the Company on or about the date hereof (the “Security Agreement”), which Collateral includes but is not limited to a first priority secured interest in all of the Company’s Intellectual Property (as such term is defined in the Security Agreement). The Company shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Encumbrance on or in the Collateral, or in any portion thereof, except as permitted pursuant to the Security Agreement.

4. Usury. In no event shall the interest rate or rates payable under this Note, plus any other amounts paid in connection herewith and therewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. The Company and the Holder, in executing and delivering this Note, intend legally to agree upon the rate or rates of interest and manner of payment stated within this Note; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Note, the Company is and shall be liable only for the payment of such maximum as allowed by law, and payment received from the Company in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of any remaining obligations to the extent of such excess.

5. Miscellaneous.

(a) Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, neither the Company or the Holder may, assign, exchange or transfer, by operation of law or otherwise, their respective rights or obligations under this Note (whether voluntarily or involuntarily), provided, however, that (x) the Holder’s rights or obligations under this Note may be sold, assigned, exchanged or transferred (i) by will or intestacy from the Holder to the Holder’s immediate family members, to a trust for the benefit of the Holder or the Holder’s immediate family members or to a limited partnership, the partners of which are the Holder’s immediate family members, (ii) from the Holder, if an entity, to the Holder’s equity owners; (iii) to an affiliate (including affiliate funds), a shareholder, partner (or retired partner) or member (or retired member) of such Holder, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors; (iv) to Pearl Street Trust or any of its affiliates (including, without limitation, Scott Beck); and (v) with the express written consent of the Company and (y) the Company’s rights or obligations under this Note may be sold, assigned, exchanged or transferred to Gloo Holdings, Inc. without the consent of any Holder; provided, that in each case the transferee agrees in writing to be subject to the terms of this Note to the same extent as if such transferee were the Holder or the Company hereunder, as applicable. Any sale, assignment, exchange or transfer of this Note by the Company or the Holder in contravention of this Section 5(a) shall be void and ineffectual ab initio.

(b) Governing Law. This Note shall be governed by and construed under the laws of the State of Colorado as applied to agreements among Colorado residents, made and to be performed entirely within the State of Colorado.

(c) Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

(d) Amendment and Waiver. This Note may be amended as set forth in Section 7.7 of the Purchase Agreement.

(e) Cumulative Remedies. The Holder’s rights and remedies hereunder shall be cumulative. The Holder shall have all other rights and remedies not inconsistent herewith as provided under the UCC (as defined in the Security Agreement, as defined in the Purchase Agreement), by law or in equity. No exercise by the Holder of one right or remedy shall be deemed an election, and no waiver by the Holder of any Event of Default shall be deemed a continuing waiver.

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In Witness Whereof, the Company has caused this Secured Promissory Note to be duly executed and delivered as of the date first set forth above.

Gloo Holdings, LLC

By:

Name: Stuart Fullinwider

Title: Authorized Signatory

Agreed and Accepted By:

TBD

By:

Name:

Title:

Address: